UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016 (May 2, 2016)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,  94085
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Trimble Navigation Limited (the “Company”) was held on May 2, 2016. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	213,789,503	712,434	17,839,393
Merit E. Janow	213,699,850	802,087	17,839,393
Ulf J. Johansson	210,268,142	4,233,795	17,839,393
Meaghan Lloyd	213,757,359	744,578	17,839,393
Ronald S. Nersesian	213,270,319	2,231,618	17,839,393
Mark S. Peek	213,756,786	745,151	17,839,393
Nickolas W. Vande Steeg	213,582,465	5,919,472	17,839,393
Börje Ekholm	211,338,277	3,163,660	17,839,393
Kaigham (Ken) Gabriel	213,739,516	762,421	17,839,393

Proposal 2:

The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Vote
200,498,032	13,751,238	252,667	17,839,393

Proposal 3:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2016 fiscal year ending December 30, 2016 was ratified.

For	Against	Abstain
228,912,317	3,070,358	358,655

Proposal 4:

The reincorporation of the Company from California to Delaware was approved.  The Company will announce when the reincorporation has been effected on a Current Report on Form 8-K.

For	Against	Abstain	Broker Non-Vote
139,020,291	75,305,175	176,471	17,839,393

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: May 4, 2016	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel